Exhibit 99.1

K12 Inc. Reports Third Quarter Fiscal 2019 with Revenues of $253.3 Million

HERNDON, Va.--(BUSINESS WIRE)--April 23, 2019--K12 Inc. (NYSE: LRN), a technology-based education company and leading provider of online curriculum and online school programs for students in pre-K through high school, today announced its results for the third fiscal quarter ended March 31, 2019.

Financial Highlights for the Three Months Ended March 31, 2019 (Third Quarter Fiscal Year 2019)

  Revenues of $253.3 million, compared to revenues of $232.9 million in the third quarter of FY 2018.
  Operating income of $23.3 million, compared to $19.7 million in the third quarter of FY 2018.
  Net income attributable to common stockholders of $18.5 million, compared to $13.1 million in the third quarter of FY 2018.
  Diluted net income attributable to common stockholders per share of $0.44, compared to $0.32 in the third quarter of FY 2018.

To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we are also presenting adjusted operating income (loss) and adjusted EBITDA. Management believes that these additional metrics provide useful information to our investors as an indicator of performance because they exclude stock-based compensation expenses. Non-GAAP Financial Highlights for the three months ended March 31, 2019 (Third Quarter Fiscal Year 2019) are as follows:

  Adjusted operating income of $27.2 million, compared to $24.3 million in the third quarter of FY 2018.
  Adjusted EBITDA of $44.3 million, compared to adjusted EBITDA of $42.7 million in the third quarter of FY 2018.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Financial Highlights for the Nine Months Ended March 31, 2019 (Year-to-Date Fiscal 2019)

  Revenues of $759.4 million, compared to $678.9 million for the first nine months of FY 2018.
  Operating income of $42.8 million, compared to $15.7 million for the first nine months of FY 2018.
  Net income attributable to common stockholders of $33.9 million, compared to $18.3 million for the first nine months of FY 2018.
  Diluted net income attributable to common stockholders per share of $0.84, compared to $0.45 for the first nine months of FY 2018.

Non-GAAP Financial Highlights for the Nine Months Ended March 31, 2019 (Year-to-Date Fiscal 2019) are as follows:

  Adjusted operating income of $54.9 million, compared to $30.5 million for the first nine months of FY 2018.
  Adjusted EBITDA of $108.2 million, compared to $88.1 million for the first nine months of FY 2018.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Liquidity

As of March 31, 2019, the Company had cash, cash equivalents, and restricted cash of $236.0 million, an increase of $2.9 million compared to $233.1 million reported at June 30, 2018. On a year-over-year basis, cash, cash equivalents, and restricted cash increased $8.1 million compared to March 31, 2018.

Capital Expenditures

Capital expenditures for the nine months ended March 31, 2019 were $36.7 million, an increase of $3.4 million from the prior year’s first nine months, and was comprised of:

  $2.4 million for property and equipment,
  $20.6 million for capitalized software development, and
  $13.7 million for capitalized curriculum development.

Revenue and Enrollment Data

Revenue

The Company’s lines of business are: Managed Public School Programs (programs which offer an integrated package of systems, services, products, and professional expertise that K12 manages to support an online or blended public school, including administrative support, information technology, academic support services, online curriculum, learning system platforms, and instructional services), Institutional (Non-managed Public School Programs – programs which provide instruction, curriculum, supplemental courses, marketing, enrollment and other educational services where K12 does not provide primary administrative support services and Institutional Software and Services – educational software and services provided to school districts, public schools and other educational institutions), and Private Pay Schools and Other (private schools for which the Company charges student tuition and makes direct consumer sales). The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended March 31,		Change 2019 / 2018		Nine Months Ended March 31,		Change 2019 / 2018
	2019	2018	$	%	2019	2018	$	%
	(In thousands, except percentages)

Managed Public School Programs	$222,645	$200,580	$22,065	11.0%	$665,981	$572,478	$93,503	16.3%

Institutional
Non-managed Public School Programs	12,776	13,250	(474)	-3.6%	37,398	44,401	(7,003)	-15.8%
Institutional Software & Services	8,530	9,605	(1,075)	-11.2%	29,515	34,500	(4,985)	-14.4%
Total Institutional	21,306	22,855	(1,549)	-6.8%	66,913	78,901	(11,988)	-15.2%
Private Pay Schools and Other	9,301	9,429	(128)	-1.4%	26,544	27,481	(937)	-3.4%
Total Revenues	$253,252	$232,864	$20,388	8.8%	$759,438	$678,860	$80,578	11.9%

Enrollment Data

The following table sets forth average enrollment data for the period indicated. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended March 31,		2019 / 2018		Nine Months Ended March 31,		2019 / 2018
	2019	2018	Change	Change %	2019	2018	Change	Change %
	(In thousands, except percentages)

Managed Public School Programs (1,2)	117.1	110.8	6.3	5.7%	117.0	109.8	7.2	6.6%
Non-managed Public School Programs (1)	24.5	24.3	0.2	0.8%	24.0	24.1	(0.1)	-0.4%

(1)	If a school changes from a Managed Public School Program to a Non-managed Public School Program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.
(2)	Managed Public School Programs include enrollments for which K12 receives no public funding or revenue.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students in Public School Programs for the period indicated.

	Three Months Ended		Change		Nine Months Ended		Change
	March 31,		2019 / 2018		March 31,		2019 / 2018
	2019	2018	$	%	2019	2018	$	%
Managed Public School Programs	$1,901	$1,810	91	5.0%	$5,692	$5,214	478	9.2%
Non-managed Public School Programs	521	545	(24)	-4.4%	1,558	1,842	(284)	-15.4%

Outlook

The Company is reaffirming, and tightening, the forecast for the full year, fiscal 2019

  Revenue in the range of $1,005.0 million to $1,010.0 million.
  Adjusted operating income in the range of $58.0 million to $60.0 million. (3)
  Capital expenditures of $47.0 million to $50.0 million. Note: Capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as presented in our Statements of Cash Flows.
(3)	In addition to providing guidance on revenue and capital expenditures, adjusted operating income is provided as a supplemental non-GAAP financial measure as management believes that it provides useful information to our investors.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model; failure to enter into new managed school contracts or renew existing contracts, in part or in their entirety; failure of the schools we serve or us to comply with federal, state and local regulations, resulting in a loss of funding, an obligation to repay funds previously received or contractual remedies; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve as curriculum standards, testing programs and state accountability metrics evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school in which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; entry of new competitors with superior technologies and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of March 31, 2019, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Conference Call

The Company will discuss its third quarter fiscal year 2019 financial results during a conference call scheduled for Tuesday, April 23, 2019 at 5:00 p.m. eastern time (ET).

The conference call will be webcast and available at http://public.viavid.com/index.php?id=133286. Please access the web site at least 15 minutes prior to the start of the call.

To participate in the live call, investors and analysts should dial (877) 407-4019 (domestic) or (201) 689-8337 (international) at 4:45 p.m. (ET). No passcode is required.

A replay of the call will be available starting on April 23, 2019 at 8:00 p.m. ET through May 23, 2019 at 8:00 p.m. ET, at (877) 660-6853 (domestic) or (201) 612-7415 (international) using conference ID 13687637. A webcast replay of the call will be available at http://public.viavid.com/index.php?id=133286 for 30 days.

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.’s financial statements for the three and nine months ended March 31, 2019, and are presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from K12 Inc.’s website at www.k12.com.

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	June 30,
	2019	2018
		(audited)
	(In thousands except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$234,025	$231,113
Accounts receivable, net of allowance of $9,008 and $12,384 at March 31, 2019 and June 30, 2018, respectively	238,614	176,319
Inventories, net	17,195	31,134
Prepaid expenses	17,958	10,278
Other current assets	14,181	10,388
Total current assets	521,973	459,232
Property and equipment, net	32,778	28,868
Capitalized software, net	51,693	55,488
Capitalized curriculum development costs, net	51,160	53,558
Intangible assets, net	15,723	17,951
Goodwill	90,197	90,197
Deposits and other assets	45,486	36,669
Total assets	$809,010	$741,963
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of capital lease obligations	$24,499	$13,353
Accounts payable	23,208	29,362
Accrued liabilities	17,706	14,345
Accrued compensation and benefits	30,549	36,050
Deferred revenue	52,827	23,114
Total current liabilities	148,789	116,224
Capital lease obligations, net of current portion	6,698	12,665
Deferred rent, net of current portion	2,524	3,270
Deferred tax liability	18,211	12,577
Other long-term liabilities	8,048	10,038
Total liabilities	184,270	154,774
Commitments and contingencies	—	—
Stockholders’ equity
Common stock, par value $0.0001; 100,000,000 shares authorized; 45,542,026 and 44,902,567 shares issued; and 40,207,283 and 39,567,824 shares outstanding at March 31, 2019 and June 30, 2018, respectively	4	4
Additional paid-in capital	708,269	703,351
Accumulated other comprehensive loss	(181)	(252)
Retained earnings (accumulated deficit)	19,130	(13,432)
Treasury stock of 5,334,743 shares at cost at March 31, 2019 and June 30, 2018	(102,482)	(102,482)
Total stockholders’ equity	624,740	587,189
Total liabilities and stockholders' equity	$809,010	$741,963

K12 INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
	(In thousands except share and per share data)
Revenues	$253,252	$232,864	$759,438	$678,860
Cost and expenses
Instructional costs and services	168,260	148,878	487,574	435,408
Selling, administrative, and other operating expenses	59,382	62,267	222,143	220,507
Product development expenses	2,343	2,002	6,916	7,276
Total costs and expenses	229,985	213,147	716,633	663,191
Income from operations	23,267	19,717	42,805	15,669
Interest income, net	754	261	1,547	535
Other income (expense), net	556	—	(40)	—
Income before income taxes, loss from equity method investments and noncontrolling interest	24,577	19,978	44,312	16,204
Income tax benefit (expense)	(5,842)	(6,935)	(9,858)	1,869
Loss from equity method investments	(273)	—	(562)	—
Net income	18,462	13,043	33,892	18,073
Add net loss attributable to noncontrolling interest	—	27	—	200
Net income attributable to common stockholders	$18,462	$13,070	$33,892	$18,273
Net income attributable to common stockholders per share:
Basic	$0.47	$0.33	$0.87	$0.46
Diluted	$0.44	$0.32	$0.84	$0.45
Weighted average shares used in computing per share amounts:
Basic	39,008,990	39,644,074	38,753,236	39,366,497
Diluted	41,753,323	40,766,203	40,548,959	40,771,437

K12 INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended March 31,
	2019	2018
	(In thousands)
Cash flows from operating activities
Net income	$33,892	$18,073
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	53,259	57,612
Stock-based compensation expense	12,114	14,853
Deferred income taxes	5,327	(4,978)
Provision for doubtful accounts	2,854	605
Other	5,291	4,757
Changes in assets and liabilities:
Accounts receivable	(65,147)	(16,220)
Inventories, prepaid expenses, deposits and other current and long-term assets	4,620	(24,138)
Accounts payable	(3,134)	(9,215)
Accrued liabilities	5,211	(7,364)
Accrued compensation and benefits	(5,501)	111
Deferred revenue, rent and other liabilities	24,510	21,134
Net cash provided by operating activities	73,296	55,230
Cash flows from investing activities
Purchase of property and equipment	(2,397)	(6,580)
Capitalized software development costs	(20,580)	(18,852)
Capitalized curriculum development costs	(13,746)	(7,770)
Sale of long-lived assets	389	—
Acquisitions and investments	(11,652)	(3,274)
Net cash used in investing activities	(47,986)	(36,476)
Cash flows from financing activities
Repayments on capital lease obligations	(13,898)	(10,313)
Payments of contingent consideration	(1,027)	(1,819)
Proceeds from exercise of stock options	2,183	184
Repurchase of restricted stock for income tax withholding	(9,656)	(9,763)
Net cash used in financing activities	(22,398)	(21,711)
Net change in cash, cash equivalents and restricted cash	2,912	(2,957)
Cash, cash equivalents and restricted cash, beginning of period	233,113	230,864
Cash, cash equivalents and restricted cash, end of period	$236,025	$227,907

Reconciliation of cash, cash equivalents and restricted cash to balance sheet as of March 31st:
Cash and cash equivalents	$234,025	$227,907
Deposits and other assets (restricted cash)	2,000	—
Total cash, cash equivalents and restricted cash	$236,025	$227,907

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income (loss) and adjusted EBITDA. These measures are not measurements recognized under GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation.
  Adjusted EBITDA is defined as income (loss) from operations as adjusted for stock-based compensation and depreciation and amortization.
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for stock options, restricted stock, restricted stock units, and performance stock units.

This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations because it is an indicator of performance with the removal of stock-based compensation which assists both investors and management in analyzing and benchmarking the performance and value of our business.

We believe adjusted EBITDA is useful to an investor in evaluating our operating performance because it is both widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of our capital structure and the method by which assets were acquired.

Our management uses adjusted EBITDA and adjusted operating income (loss):

  as additional measures of operating performance because they assist us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to review the same measures used by management to compare our current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, our use of these non-GAAP financial measures may not be directly comparable to adjusted EBITDA and adjusted operating income (loss) used by other companies. Although we use these non-GAAP financial measures to assess the performance of our business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP financial measure.

Adjusted EBITDA and adjusted operating income (loss) should be considered in addition to, and not as a substitute for, income or loss from operations, net income or loss, and earnings or loss per share prepared in accordance with GAAP as a measure of performance. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
	(In thousands)
Income from operations	23,267	19,717	42,805	15,669
Stock-based compensation expense	3,950	4,557	12,114	14,853
Adjusted operating income	27,217	24,274	54,919	30,522
Depreciation and amortization	17,038	18,426	53,259	57,612
Adjusted EBITDA	$44,255	$42,700	$108,178	$88,134

About K12 Inc.

K12 Inc. (NYSE: LRN) takes a personalized approach to education by removing barriers to learning, reaching students where they are, and providing innovative, high-quality online and blended education solutions, curriculum, and programs to charter schools, public school districts, private schools, and families. In total, this work serves more than 70 public and private schools, more than 2,000 school districts, and students in all 50 states and more than 100 countries. The company, which has delivered millions of courses over the past decade, is taking a leadership role in career readiness education through K12-powered Destinations Career Academies and Programs which combine traditional high school academics with Career Technical Education (CTE). K12 is a proud sponsor of the Foundation for Blended and Online Learning, a nonprofit organization dedicated to closing the gap between the pace of technology in daily life and the pace of change in education. More information can be found at K12.com, destinationsacademy.com, jobshadowweek.com, and getfueled.com.

CONTACT:
K12 Inc.
Investor and Press Contact:
Mike Kraft, 571-353-7778
Senior Vice President, Corporate Communications
mkraft@k12.com